UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2005

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan	48076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

Since the filing on November 15, 2004 of its periodic report on Form 10-Q for the quarter ended September 30, 2004, Arcadia Resources, Inc. (the “Company”) has issued unregistered shares of its common stock, as reported in this Current Report. The aggregate amount of shares issued before January 20, 2005 did not exceed one (1%) percent of the Company’s total issued and outstanding shares of common stock reported on Form 10-Q for the quarter ended September 30, 2004.

Each issuance of shares of the Company’s common stock reported in this Current Report occurred in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, because the transaction did not involve any public offering. These securities were issued without general solicitation or advertising.  There were no underwriters involved in any of the transactions reported herein, nor were any underwriting discounts or commissions paid. Further, each common stock certificate issued in each transaction bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required under the Securities Act of 1933.

On December 2, 2004, the Company issued a total of 144,999 shares of its common stock upon the exercise of stock options by three former employees of the Company. The aggregate consideration for these shares totaled $34,999.25.

On January 11, 2005, the Company issued 533,370 shares of its common stock to Jana Master Fund, Ltd. (“Jana”). Jana elected to convert $266,685 in principal and accrued interest payable by the Company as of December 31, 2004 into shares of the Company’s common stock, per a $1.5 million Amended and Restated Promissory Note dated June 12, 2004. Under the Note, Jana may convert debt into shares of the Company’s common stock at the rate of one (1) share of common stock per $0.50 of outstanding debt.

On January 20, 2005, the Company issued a total of 243,040 shares of its common stock to two limited liability companies whose owners are certain of the members of Kerr, Russell and Weber, PLC (“KRW”), in consideration of legal services in the amount of $250,000 which KRW furnished to the Company.

On January 24, 2005, the Company issued a total of 407,866 shares of its common stock to two former shareholders of Trinity Healthcare of Winston-Salem, Inc. (“Trinity”) per the agreement by which a second-tier wholly owned subsidiary of the Company acquired all of Trinity’s outstanding common stock on September 23, 2004. The acquisition of Trinity was reported on Form 8-K filed on September 27, 2004. Per the terms of the stock purchase agreement, the 407,866 shares issued have a total aggregate value of $347,500. Of the 407,866 shares of common stock issued, 305,898 shares have been escrowed until January 15, 2006 to satisfy the purchaser’s rights of recoupment/offset, per the terms of the stock purchase agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By: /s/ John E. Elliott, II
John E. Elliott, II

Its: Chairman of the Board
and Chief Executive Officer

Dated: January 26, 2005